Exhibit 99.1

NEWS RELEASE
Fargo Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344 USA

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

February 24, 2005	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports Fourth Quarter 2004 Results

Minneapolis, MN (February 24, 2005) – Fargo Electronics, Inc. (NASDAQ: FRGO) today announced record net sales of $19,668,000 for the fourth quarter ended December 31, 2004, an increase of 19% over the $16,461,000 reported in the fourth quarter of 2003. Net income for the quarter was $2,237,000, or $0.17 per diluted share, an increase of 32% over the $1,700,000, or $0.13 per diluted share, in the same period last year.  For the full year, net sales were $72,393,000, also a record for the company and up 11% over the $65,491,000 reported for fiscal 2003. Net income for 2004 was $7,716,000, or $0.60 per diluted share, compared to $7,240,000, or $0.57 per diluted share, in fiscal 2003.

“We are very pleased with Fargo’s performance during the fourth quarter,” commented Gary Holland, Fargo’s president and chief executive officer. “Our focus on accelerating revenue growth continued to show robust results over last year. Printer equipment sales were particularly strong, totaling $9,104,000 and representing a 38% increase in quarter over quarter sales compared to a year ago. This reflects the success our HDP600 card printer/encoder is achieving in the large project arena and a very successful launch of our new, entry-level DTC300 and DTC400 products.”

“In 2004”, continued Holland, “we have focused on helping organizations worldwide reduce vulnerabilities by improving the security of their identity credentials. Our strategy is to build the world’s most secure card identity systems, linking secure printer/encoders with secure materials and secure software, which we believe will drive long-term growth. We increased our investment in critical areas of the company, particularly sales and marketing, with the goal of accelerating our rate of revenue growth. We reported solid profitability along with excellent cash generation. As we look ahead to 2005, we intend to continue this focus on making the necessary investments to drive revenue growth.”

Operating income for the fourth quarter of 2004 was $3,008,000, or 15% of sales, compared to $2,503,000 in 2003. Operating results for the quarter were affected by the mix of sales between equipment and supplies, as well as increased sales and marketing expenses associated with the launch of the company’s new products. The company closed the year with $23,435,000 in cash and no debt.

Accomplishments during the quarter include:

•                  The company completed shipment of its second order from the Department of Defense, amounting to 276 HDP600-LC printer/encoders, for the Common Access Card project.

•                  The company shipped 180 HDP600-LC printer/encoders to complete fulfillment of an order from a major U.S. government agency.

•                  The company successfully launched its DTC300 and DTC400 printer/encoders.

•                  Bell ID of Rotterdam, the Netherlands, a world leader in the development of smart card management software, joined the Fargo Technology Alliance, bringing the total membership of the group to 35.

Outlook

Fargo presently anticipates that earnings per diluted share for the first quarter of fiscal 2005 will be in the range of $0.10 to $0.13.  Historically the first quarter has been seasonally the company’s lowest revenue quarter and, as a result, operating expenses have been highest as a percentage of revenue in this quarter.

Forward-looking Statements

Statements made in this release concerning the company’s expectations about future results or events are “forward-looking statements”. Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties. Actual results may differ materially from those reflected in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors. These risks and uncertainties include: product acceptance and customer demand for Fargo’s card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo’s competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network and the reaction of this network to changes in distribution programs; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001 and the resulting hostilities and the war with Iraq. For more detail, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

About Fargo

Founded in 1974, Fargo Electronics is a global leader in the development of secure technologies for identity card issuance systems, including secure card printer/encoders, materials and software. The company has sold more than 80,000 systems in the US and over 80 other countries worldwide. Fargo card issuance systems reduce vulnerabilities and potential for loss of time, money and lives by continually improving the security of identity credentials. Fargo provides physical, information, and transaction security for a wide variety of applications and industries, including government, corporate, national IDs, drivers’ licenses, universities, schools and membership. Based in Minneapolis, Minn., Fargo markets its products through a global distribution network of professional security integrators. For more information about Fargo, visit www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31 2004	December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$23,435	$13,445
Accounts receivable, net	9,702	7,015
Inventories, net	6,219	4,848
Prepaid expenses	271	233
Deferred income taxes	3,259	3,412

Total current assets	42,886	28,953

Equipment and leasehold improvements, net	2,026	2,107

Deferred income taxes	16,966	19,730
Other	27	17

Total assets	$61,905	$50,807
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,018	$3,802
Accrued liabilities	2,806	2,765

Total current liabilities	8,824	6,567

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,603 and 12,455 shares issued and outstanding at December 31, 2004 and December 31, 2003, respectively	126	125
Additional paid-in capital	150,303	149,179
Accumulated deficit	(97,348)	(105,064)

Total stockholders’ equity	53,081	44,240

Total liabilities and stockholders’ equity	$61,905	$50,807

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

Net sales	$19,668	$16,461	$72,393	$65,491

Cost of sales	11,995	9,709	43,319	38,608

Gross profit	7,673	6,752	29,074	26,883

Operating expenses:
Research and development	1,310	1,243	5,151	4,801
Selling, general and administrative	3,355	3,006	13,060	11,501

Total operating expenses	4,665	4,249	18,211	16,302

Operating income	3,008	2,503	10,863	10,581

Other income (expense):
Interest expense	—	(4)	(7)	(29)
Interest income	87	17	200	32
Other, net	(2)	—	(2)	—
Total other income	85	13	191	3

Income before provision for income taxes	3,093	2,516	11,054	10,584

Provision for income taxes	856	816	3,338	3,344

Net income	$2,237	$1,700	$7,716	$7,240

Net income per common share:
Basic earnings per share	$0.18	$0.14	$0.62	$0.58
Diluted earnings per share	$0.17	$0.13	$0.60	$0.57

Weighted average common shares outstanding:
Basic	12,575	12,438	12,515	12,397
Diluted	12,965	12,920	12,869	12,799

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2004	2003

Cash flows from operating activities:
Net income	$7,716	$7,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,093	1,016
Provision for doubtful accounts	—	10
Provision for excess and obsolete inventory	107	233
Loss on disposal of equipment	2	15
Deferred income taxes	2,917	2,104
Deferred compensation	—	16
Tax benefit recognized for stock options	259	199
Changes in operating assets and liabilities
Accounts receivable	(2,687)	2,117
Inventories	(1,477)	240
Prepaid expenses and other assets	(53)	44
Accounts payable	2,156	(1,537)
Accrued liabilities	41	178

Net cash provided by operating activities	10,074	11,875

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(950)	(1,413)

Net cash used in investing activities	(950)	(1,413)

Cash flows from financing activities:
Proceeds from issuance of common stock	866	472

Net cash provided by financing activities	866	472

Net increase in cash and cash equivalents	9,990	10,934

Cash and cash equivalents, beginning of period	13,445	2,511

Cash and cash equivalents, end of period	$23,435	$13,445

Significant noncash activities:
Purchases of equipment included in accounts payable	$60	$230

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Equipment	$9,104	$6,602	$28,944	$25,925
Supplies	10,564	9,859	43,449	39,566

Total sales	$19,668	$16,461	$72,393	$65,491

Sales by Geographic Region

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
U.S.	$10,921	$9,128	$40,544	$37,717
International	8,747	7,333	31,849	27,774

Total sales	$19,668	$16,461	$72,393	$65,491